                                                                  EXHIBIT 4.1.1



                               FIRST AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT

                 THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (the "Amendment") dated as of June 15, 1993 is by and among NATIONAL CONVENIENCE STORES INCORPORATED (the "Borrower"), KEMPCO PETROLEUM COMPANY, TEXAS SUPER DUPER MARKETS, INC., SCHEPPS FOOD STORES, INC., STOP N GO MARKETS OF TEXAS, INC., STOP N GO MARKETS OF GEORGIA, INC. (each a "Guarantor Subsidiary"), NATIONSBANK OF TEXAS, N.A. ("NationsBank-Texas") and any other financial institution that may become a party to the hereinafter described Credit Agreement in accordance with the terms and provisions thereof (together NationsBank-Texas and such other financial institutions are hereinafter referred to as the "Lenders") and NATIONSBANK-TEXAS, as Agent for the Lenders (in such capacity, the "Agent").

                 WHEREAS, the Borrower, the Guarantor Subsidiaries, the Agent and the Lenders have entered into that certain Revolving Credit Agreement dated as of March 9, 1993 (the "Credit Agreement"); and

                 WHEREAS, as a condition precedent to the execution of the Credit Agreement, the Borrower and the Agent executed and delivered that certain letter agreement (the "Letter Agreement") dated March 10, 1993, pursuant to which the Borrower agreed, among other things, to amend the Post-Confirmation NationsBank Loan Documents (as that term is defined in the letter Agreement, and which includes, without limitation, the Credit Agreement) within fourteen (14) days after written request from the Agent for the purpose of incorporating any and all such More Favorable Terms (as that term is defined in the Letter Agreement) as the Agent in its sole discretion may require; and

                 WHEREAS, pursuant to the terms of the Letter Agreement, the Agent has requested that the Borrower amend the Credit Agreement in accordance with the terms and conditions set forth herein and in the other documents and instruments executed in connection herewith;

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree that the Credit Agreement shall be amended as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 1.01. Capitalized terms defined in the recitals hereof are hereby incorporated herein for all purposes.

                 1.02. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

                                   ARTICLE II

                                   AMENDMENT

                 2.01. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in alphabetical order therein. To the extent that the definition assigned to any capitalized term contained herein is inconsistent with a definition already contained in the Credit Agreement, the definition set forth in this Amendment shall be deemed to be substituted in lieu of the existing definition.

                          "Guarantor Subsidiary" means any Subsidiary other
                 than a Non-Guarantor Subsidiary, including, without limitation, the Guarantor Subsidiaries listed in the preamble to this Agreement.

                          "Non-Guarantor Subsidiary" means any Subsidiary
                 designated as a Non-Guarantor Subsidiary on Exhibit 1.01D hereto or any Real Estate Subsidiary hereafter formed or acquired by the Borrower or a Subsidiary which is specifically prohibited from encumbering its assets.

                          "Permitted Investments" means (a) Permitted Seller
                 Finance Notes permitted pursuant to Section 7.10(b)(iii)(C), provided that such promissory notes have been pledged to the Lenders to secure the Obligations in accordance with the terms of the Loan Documents, (b) Investments reasonably made available by the Agent to the Borrower or any Subsidiary in which the Lenders' security interest remains continuously perfected, with maturities not longer than seven (7) days from the purchase thereof, (c) amounts on deposit in Depository Accounts from time to time, and (d) amounts held in cash collateral accounts securing the Obligations, and obligations of the Borrower under the Bank of America Agreement.

                          "Permitted Seller Finance Notes" means promissory
                 notes that (i) are payable to the Borrower or any Subsidiary made by the purchaser of, or otherwise in connection with the sale of, assets of the Borrower or any Subsidiary that may be sold without the Lenders' prior written consent in accordance with clause (C) of Section 7.10(b)(iii) and (ii) have a term to maturity of not greater than five (5) years.

                          "Special Reserves" means the following sub-accounts
                 of the balance sheet account "Other Liabilities and Deferred Revenue":

                                                                                           Balance at 3/31/93*
                                                                                           -------------------
                          Total Environmental Reserve           $ 18,656,000
                               less:  Current Portion            - 2,100,000
                                                                ------------
                          Environmental Reserve (Long Term Portion)                            $  16,556,000

                          National Money Orders, Inc. Reserve                                  $   2,370,000
                          Tax Reserve                                                              1,918,000
                                                                                               -------------
                               Total Special Reserves                                          $  20,844,000

                          *numbers are rounded to the nearest thousand.

                          "Special Reserve Adjustment" means the aggregate
                 amount of reduction since March 31, 1993 to Special Reserves, as reported pursuant to Section 6.02(s), which has resulted, directly or indirectly, in an increase to Consolidated Net Worth.

                          "Temporary Cash Investment" means any Investment in
                 (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at the time of such Investment A-1, P-1 or better by a nationally recognized credit rating agency, (iii) asset- backed corporate debt securities rated at the time of such Investment A-1, P-1 or better by a nationally recognized credit rating agency or (iv) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company the long-term debt of which (or of the parent corporation of which) is rated A or better at the time of such Investment by Standard & Poor's Corporation or A2 or better by Moody's Investors Service, provided in each case that such Investment matures within 180 days from the date of acquisition thereof by the Borrower or a Subsidiary.

                 2.02. Section 6.02 of the Credit Agreement is hereby amended by adding the following new subsection (s) thereto:

                          (s) Together with the financial statements to be delivered pursuant to Sections 6.02(a) and 6.02(b) hereof, a certificate of the chief financial officer or principal accounting officer of the Borrower, accompanied by a schedule in the form of Exhibit 6.02(s), detailing reductions against Special Reserves since March 31, 1993, and specifying the amount of the Special Reserve Adjustment.

                 2.03. Section 6.19 of the Credit Agreement is hereby amended by inserting the following immediately after the section title "Prepayment of Other Debt" in line 1 thereof:

                          (a) Neither the Borrower nor any Subsidiary will make any payment or prepayment on or redemption of or acquisition for value of Debt of the Borrower or any Subsidiary, except for (i) payments approved pursuant to the

                 Plan of Reorganization, (ii) payments of scheduled lease payments under Capital Leases of the Borrower or any Guarantor Subsidiary existing on the Closing Date and (iii) payments on Debt permitted under Section 7.02; so long as upon payment or prepayment on or redemption of or acquisition for value of Debt that is made pursuant to any of clauses (i), (ii), or
                 (iii) above, the Borrower complies or causes compliance with the terms of Section 6.19(b) below. (b)

                 2.04. Subject to Section 4.02 hereof, Section 7.08 of the Credit Agreement is hereby amended by inserting the word "Guarantor" immediately before the word "Subsidiary" in line 2 thereof.

                 2.05. Subject to Section 4.02 hereof, Section 7.10 of the Credit Agreement is hereby deleted therefrom in its entirety and the following new Section 7.10 is hereby inserted in lieu thereof:

                 SECTION 7.10 Asset Sales and Net Cash Proceeds. (a) All Net Cash Proceeds received by the Borrower or any Subsidiary shall be delivered to the Agent for the benefit of the Lenders in the percentages set forth in Exhibit 2.05 and in accordance with Section 2.05(a)(ii) hereof.

                          (b) The Borrower shall not, nor shall it permit any
                 of its Guarantor Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any of its assets, stock, business or property (including without limitation, accounts and notes receivable (with or without recourse)) or enter into any agreement to do any of the foregoing except:

                          (i) Disposition of inventory, or used, worn-out or surplus property, all in the ordinary course of business;

                          (ii) The sale of equipment to the extent that such equipment is traded in for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                          (iii) Borrower and its Subsidiaries may from time to time sell assets, other than stock of Guarantors, for cash (except as expressly permitted in clause (C) of thisSection 7.10(b)(iii)), including assets in which the Lenders have been granted a Lien, so long as (x) no Default shall have occurred and be continuing, (y) all such sales are negotiated in good faith and on an arm's-length basis, and (z) each such sale is not for less than the fair market value of the respective asset, and upon the following additional terms and conditions:

                                  (A)      Borrower and its Subsidiaries may
                          sell all or substantially all the assets owned by Borrower or any Subsidiary within any market area of Borrower and its Subsidiaries; provided that if (x) a sale or other transfer of assets constitutes a sale of all or substantially all of the assets owned by the Borrower or any Subsidiary in a market area or
                          (y) a sale or other transfer of assets when included with the sales or other disposition of assets that occurred during the immediately preceding twelve consecutive months and that were the result of sales or transfers by the Borrower or any Subsidiary to any Person other than the Borrower or any Subsidiary, would result in a net reduction of twenty-five (25) or more stores of the Borrower or any subsidiary in operation in any one market area (calculated by taking the number of stores of the Borrower or a Subsidiary, as the case may be, in operation in the applicable market area at the beginning of such period as compared to those in operation at the end of such period, taking into account the proposed sale or other disposition), or (z) the net book value or sales price (whichever is greater) of any such asset or group of assets to be sold or any such group of assets to be sold as a whole in any one transaction or series of related transactions, or to one purchaser or group of purchasers acting together, exceeds $250,000, then, in each instance, such assets may not be sold without the prior written consent of the Majority Lenders; and

                                  (B)      Borrower and its Subsidiaries may
                          sell any asset or group of assets other than the sale of the capital stock of a Subsidiary or a sale of assets which is governed by clause (b)(iii)(A)(x) or clause (b)(iii)(A)(y) of this Section 7.10; provided that, if the net book value or sale price (whichever is greater) of any such asset to be sold or any such group of assets to be sold as a whole in any one transaction or series of related transactions, or to one purchaser or group of purchasers acting together, exceeds $250,000, the asset or group of assets may not be sold without the prior written consent of the Majority Lenders; and

                                  (C)      all such sales shall be for cash;
                          provided that sales of any asset or group of assets to be sold as a whole in any one transaction or series of related transactions, to one purchaser or group of purchasers acting together, that have a net book value or sale price (whichever is greater) of less than $250,000 may be for cash and Permitted Seller Finance Notes so long as (x) not less than twenty percent (20%) of any sale for a Permitted Seller Finance Note is for cash and (y) the aggregate principal amount of Permitted Seller Finance Notes outstanding at any one time does not exceed One Million Dollars ($1,000,000).

                          (c) Amounts payable by any Person to Borrower or any Guarantor Subsidiary hereunder, shall be paid by such Person for the account of Borrower or such Subsidiary (i) in the case of any purchasers affiliated with the Borrower or any Subsidiary or in the case of the sale of any Real Estate, in escrow to an escrow agent designated by the Agent (or, in the case of any sale of Real Estate, the applicable title company), and shall be held in escrow by such escrow agent (or title company, as the case may be) on terms satisfactory to the Agent until such time as consummation of the transaction in respect of which such funds have been delivered into escrow has occurred, and immediately thereupon Net Cash Proceeds payable to the Lenders shall be transferred to the Agent, by wire transfer, in accordance with instructions given to such escrow agent (or title company, as the case may be) by the Agent, and (ii) in the case of any other purchaser or the sale of any other assets, any such Net Cash Proceeds payable to the Lenders under this Section 7.10 shall be immediately transferred to the Agent, by wire transfer, in accordance with instructions given to such purchaser by the Agent. The Borrower and each Subsidiary shall take all action and do all such things as may be necessary or desirable in the opinion of the Agent to accomplish the foregoing.

                          (d) Subject to Section 7.10(e) hereof, upon the request of the Borrower, and at the Borrower's expense, simultaneous with the receipt hereunder by the Lenders of Net Cash Proceeds relating to the Disposition by the Borrower or any Subsidiary of any property or other assets securing the Obligations, and provided that no Event of Default has occurred which has not been waived by the Majority Lenders in accordance with the terms hereof, the Agent may, and at the instruction of the Majority Lenders shall, execute and deliver to the Borrower or such Subsidiary duly executed releases, or partial releases, as applicable, of any Lien they may have in such property or assets, in form and substance satisfactory to the Agent and the Borrower.

                          (e) If at any time any payment by the Borrower or any Subsidiary of Net Cash Proceeds to any Lender is annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by such Lender or if any foreclosure proceeds in the form of credit against the indebtedness of Borrower and the Guarantor Subsidiaries or in the form of cash or certified funds or any other proceeds paid to any Lender from time to time, are required to be returned by such Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary or any substantial part of their respective property or otherwise, the Obligations shall continue to be effective or be reinstated, as the case may be, all as though such payment or payments had not been made.

                 2.06. Sections 7.14, 7.15 and 7.16 of the Credit Agreement are hereby deleted therefrom in their entirety and the following new Sections 7.14, 7.15 and 7.16 are hereby inserted in lieu thereof:

                 SECTION 7.14. Total Borrowed Funds to Consolidated Net Worth. The ratio of (A) Total Borrowed Funds to (B) Consolidated Net Worth minus the Special Reserve Adjustment will not at any time exceed the applicable ratios set forth in the following schedule:

                 From and                           To and
                 Including                          Including                         Ratio
                 ---------                          ---------                         -----
                 Closing Date                       6/29/94                           438%
                 6/30/94                            6/29/95                           418%
                 6/30/95                            6/29/96                           361%
                 6/30/96                            6/29/97                           314%
                 6/30/97                            thereafter                        266%

                 SECTION 7.15. Maximum Total Liabilities to Consolidated Net Worth. The ratio of (A) Total Liabilities plus the Special Reserve Adjustment to (B) Consolidated Net Worth minus the Special Reserve Adjustment will not at any time exceed the applicable ratios set forth in the following schedule:

                 From and                           To and
                 Including                          Including                         Ratio
                 ---------                          ---------                         -----
                 Closing Date                       6/29/94                           400%
                 6/30/94                            6/29/95                           360%
                 6/30/95                            6/29/96                           310%
                 6/30/96                            6/29/97                           270%
                 6/30/97                            6/29/98                           230%
                 6/30/98                            thereafter                        225%

                 SECTION 7.16. Minimum Consolidated Net Worth. Consolidated Net Worth minus the Special Reserve Adjustment will not at any time be less than the applicable amount set forth in the following schedule:

                 From and                           To and
                 Including                          Including                         Amount
                 ---------                          ---------                         ------
                 Closing Date                       6/29/95                           $61,400,000
                 6/30/95                            6/29/96                           $68,200,000
                 6/30/96                            6/29/97                           $77,700,000
                 6/30/97                            6/29/98                           $86,600,000
                 6/30/98                            6/29/99                           $98,900,000
                 6/30/99                            thereafter                        $101,100,000

                 2.07. Section 8.01(e) of the Credit Agreement is hereby amended by deleting it therefrom in its entirety and substituting the following new Section 8.01(e) in lieu thereof:

                          (e) Other Defaults Under Agreement and Other Credit Documents. The Borrower or any Subsidiary shall fail duly and punctually to perform, comply with or observe any covenant or obligation to be performed, observed or complied with by it under this Agreement (other than those provisions referred to in subsections (a) through
                 (d) above) or the other Credit Documents, and such failure shall not have been remedied or waived within ten (10) days after the earlier to occur of (i) receipt of written notice thereof from the Agent to the Borrower or such Subsidiary, as applicable or (ii) the date upon which the President, Chief Executive Officer, Chief Financial Officer or Treasurer of the Borrower has knowledge of such event.

                 2.08. Section 8.01(g)(i) of the Credit Agreement is hereby amended by deleting the words "thirty (30)" from line 5 thereof and inserting in lieu thereof the words "ten (10)" and Section 8.01(g)(ii) of the Credit Agreement is hereby amended by deleting the words "ten (10)" from line 6 thereof and inserting in lieu thereof the words "thirty (30)".

                 2.09. Section 10.07 of the Credit Agreement is hereby amended by deleting it therefrom in its entirety and inserting the following new Section 10.07 in lieu thereof:

                          SECTION 10.07. EXCEPT FOR THE LETTERS OF CREDIT SPECIFICALLY GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1983 REVISION), ICC PUB. NO. 400, AND EXCEPT FOR COLLATERAL DOCUMENTS SPECIFICALLY GOVERNED BY THE LAWS OF ANOTHER STATE, THIS AGREEMENT, THE NOTES, AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPT THAT TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT, THE LOANS OR THE NOTES), EXCEPT TO THE EXTENT THAT THE FEDERAL LAW OF THE UNITED STATES OF AMERICA MAY OTHERWISE APPLY. UNLESS CHANGED IN ACCORDANCE WITH LAW, THE APPLICABLE RATE CEILING UNDER TEXAS LAW SHALL BE THE INDICATED (WEEKLY) RATE CEILING FROM TIME TO TIME IN EFFECT AS PROVIDED IN TEX. REV. CIV. STAT. ANN. ART. 5069-1.04, AS AMENDED. NOTWITHSTANDING ANYTHING CONTAINED IN THIS SECTION 10.07 OR IN ANY OTHER LOAN DOCUMENT TO THE CONTRARY, NOTHING IN THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS WHICH THE BANKS MAY HAVE UNDER THE NATIONAL BANK ACT OR ANY APPLICABLE FEDERAL LAW.

                 2.10. The Credit Agreement is hereby further amended by (i) inserting in numerical order the new Exhibit 1.01D attached hereto, (ii) deleting the existing Exhibit 2.05 therefrom in its entirety and substituting the new Exhibit 2.05 attached hereto in lieu thereof and (iii) inserting in numerical order the new Exhibit 6.02(s) attached hereto.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 3.01. The Borrower and each Guarantor Subsidiary is duly authorized to execute and deliver this Amendment and to perform the Credit Agreement as amended hereby, and all corporate action on the Borrower's and each Guarantor Subsidiary's part requisite for the due execution and delivery of this Amendment, and the performance of the Credit Agreement as amended hereby, has been duly and effectively taken.

                 3.02. All of the representations and warranties contained in Article V of the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof and will be true and correct after giving effect to this Amendment and the Borrower and each Guarantor Subsidiary hereby agrees to be bound by such representations and warranties.

                 3.03. No event which constitutes a Default or an Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing, or would result from the execution and delivery of this Amendment.

                                   ARTICLE IV

                                   CONDITIONS

                 4.01. As a condition precedent to the closing of this Amendment, the Agent shall have received the following, in form and substance reasonably satisfactory to the Agent and in sufficient copies for each Lender:

                 (a) an accounting of all costs, fees and expenses which were payable to Bank of America, or for which Bank of America was seeking reimbursement, on the Effective Date, in scope, form and substance acceptable to the Majority Lenders; and

                 (b) a copy of the final executed amendment to the Bank of America Agreement reflecting changes made to Sections 6.11, 6.12 and
         6.13 thereof effective as of June 15, 1993.

                 4.02. On or before July 15, 1993, Borrower and Bank of America shall have executed and delivered an amendment (the "Conforming Amendment") to the Bank of America Agreement, which substantially conforms Sections 2.12(c), 6.23 and 6.44 of the Bank of America Agreement to Sections 7.10(c), 7.10(b) and 7.08, respectively, of the Credit Agreement as amended hereby. Failure to timely deliver to the Agent an executed copy of such Conforming Amendment, in form and substance satisfactory to the Agent, shall result immediately and without further action from any party in the deletion of all references to "Guarantor Subsidiary" or "Guarantor Subsidiaries" from new Sections 7.10(c), 7.10(b) and 7.08 of the Credit Agreement and the insertion of the terms "Subsidiary" and "Subsidiaries" in lieu thereof as appropriate, effective as of the date hereof.

                                   ARTICLE V

                                 MISCELLANEOUS

                 5.01. The Credit Agreement as hereby amended is in all respects ratified and confirmed, and all other rights and powers created thereby or thereunder shall be and remain in full force and effect.

                 5.02. This Amendment may be executed in several counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

                 5.03. The Borrower and each Guarantor Subsidiary agrees to do, execute, acknowledge and deliver all and every further act and instrument as the Lenders may request for the better assuring and confirming unto the Lenders all and singular the rights granted or intended to be granted hereby or hereunder.

                 5.04. THIS AMENDMENT AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPT THAT TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS AMENDMENT), EXCEPT FOR COLLATERAL DOCUMENTS SPECIFICALLY GOVERNED BY THE LAWS OF ANOTHER STATE AND EXCEPT TO THE EXTENT THAT THE FEDERAL LAW OF THE UNITED STATES OF AMERICA MAY OTHERWISE APPLY. NOTWITHSTANDING ANYTHING CONTAINED IN THIS SECTION 5.04 TO THE CONTRARY, NOTHING IN THIS AMENDMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS WHICH THE LENDERS MAY HAVE UNDER THE NATIONAL BANK ACT OR ANY APPLICABLE FEDERAL LAW.

                 5.05. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Amendment effective as of the date first above written.

                                        BORROWER:

                                        NATIONAL CONVENIENCE STORES
                                          INCORPORATED


                                        By:____________________________________
                                           Name:_______________________________
                                           Title:______________________________

                                           100 Waugh Drive
                                           Houston, Texas 77007
                                           Telecopier:  (713) 880-0579

                                        GUARANTOR SUBSIDIARIES:

                                        KEMPCO PETROLEUM COMPANY



                                        By:____________________________________
                                           Name:_______________________________
                                           Title:______________________________

                                        TEXAS SUPER DUPER MARKETS, INC.



                                        By:____________________________________
                                           Name:_______________________________
                                           Title:______________________________

                                        SCHEPPS FOOD STORES, INC.



                                        By:___________________________________
                                           Name:______________________________
                                           Title:_____________________________

                                        STOP N GO MARKETS OF TEXAS, INC.



                                        By:___________________________________
                                           Name:______________________________
                                           Title:_____________________________

                                        STOP N GO MARKETS OF
                                          GEORGIA, INC.



                                        By:__________________________________
                                           Name:_____________________________
                                           Title:____________________________

                                        LENDERS:

                                        NATIONSBANK OF TEXAS, N.A.



                                        By:_________________________________
                                           Name:  Neill P. Davis
                                           Title:  Senior Vice President

                                        Domestic Lending Office and Euro-Dollar
                                        Lending Office

                                        700 Louisiana
                                        8th Floor
                                        Southwest Corporate Banking
                                        Houston, Texas  77002
                                        Telecopier No.:  (713) 247-6719

                                        AGENT:

                                        NATIONSBANK OF TEXAS, N.A.



                                        By:________________________________
                                           Name:  Neill P. Davis
                                           Title:  Senior Vice President

                                        Domestic Lending Office and Euro-Dollar
                                        Lending Office

                                        700 Louisiana
                                        8th Floor
                                        Southwest Corporate Banking
                                        Houston, Texas  77002
                                        Telecopier No.:  (713) 247-6719

            Each of the undersigned has read, and does hereby consent to and approve (i) the terms and conditions set forth in this Amendment and (ii) the execution and delivery of this Amendment by the Borrower and the Guarantor Subsidiaries to the Lenders and the performance by the Borrower and the Guarantor Subsidiaries of the Credit Agreement as amended hereby, and further, does hereby acknowledge that the execution and delivery of the Amendment by the Borrower and the Guarantor Subsidiaries and performance by the Borrower and the Guarantor Subsidiaries of the Credit Agreement, as amended hereby, will in no event affect or limit the obligation of the undersigned to the Lenders under that certain Guarantee Agreement dated as of February 6, 1990, executed by the undersigned for the benefit of the Lenders, as it has been amended, restated or otherwise modified from time to time and as it may be further amended, restated or otherwise modified from time to time (the "Guarantee") and that certain Security Agreement dated January 24, 1991, executed by the undersigned for the benefit of the Agent and the Lenders, as it has been amended, restated or otherwise modified from time to time and as it may be further amended, restated or otherwise modified from time to time (the "Security Agreement"). The terms and conditions of, and the obligations of the undersigned under, the Guarantee and the Security Agreement are hereby ratified and affirmed in all respects.

                                        CONSENTED AND APPROVED:

                                        KEMPCO PETROLEUM COMPANY



                                        By:_______________________________
                                           Name:__________________________
                                           Title:_________________________


                                        TEXAS SUPER DUPER MARKETS, INC.



                                        By:_______________________________
                                           Name:__________________________
                                           Title:_________________________

                                        STOP N GO MARKETS OF TEXAS, INC.



                                        By:_______________________________
                                           Name:__________________________
                                           Title:_________________________

                                        STOP N GO MARKETS OF GEORGIA, INC.



                                        By:_______________________________
                                           Name:__________________________
                                           Title:_________________________

                 The undersigned has read, and does hereby consent to and approve (i) the terms and conditions set forth in this Amendment and (ii) the execution and delivery of this Amendment by the Borrower and the Guarantor Subsidiaries to the Lenders and the performance by the Borrower and the Guarantor Subsidiaries of the Credit Agreement as amended hereby, and further, does hereby acknowledge that the execution and delivery of the Amendment by the Borrower and the Guarantor Subsidiaries and performance by the Borrower and the Guarantor Subsidiaries of the Credit Agreement, as amended hereby, will in no event affect or limit the obligation of the undersigned to the Lenders under that certain Guarantee Agreement dated as of January 24, 1991, executed by the undersigned for the benefit of the Lenders, as it has been amended, restated or otherwise modified from time to time and as it may be further amended, restated or otherwise modified from time to time (the "Guarantee") and that certain Security Agreement dated January 24, 1991, executed by the undersigned for the benefit of the Agent and the Lenders, as it has been amended, restated or otherwise modified from time to time and as it may be further amended, restated or otherwise modified from time to time (the "Security Agreement"). The terms and conditions of, and the obligations of the undersigned under, the Guarantee and the Security Agreement are hereby ratified and affirmed in all respects.

                                        CONSENTED AND APPROVED:

                                        SCHEPPS FOOD STORES, INC.



                                        By:______________________________
                                           Name:_________________________
                                           Title:________________________

                 The undersigned has read, and does hereby consent to and approve (i) the terms and conditions set forth in this Amendment and (ii) the execution and delivery of this Amendment by the Borrower and the Guarantor Subsidiaries to the Lenders and the performance by the Borrower and the Guarantor Subsidiaries of the Credit Agreement as amended hereby, and further, does hereby acknowledge that the execution and delivery of the Amendment by the Borrower and the Guarantor Subsidiaries and performance by the Borrower and the Guarantor Subsidiaries of the Credit Agreement, as amended hereby, will in no event affect or limit the obligation of the undersigned to the Lenders under that certain Guarantee Agreement dated as of March 9, 1993, executed by the undersigned for the benefit of the Lenders, as it may be amended, restated or otherwise modified from time to time (the "Guarantee"). The terms and conditions of, and the obligations of the undersigned under, the Guarantee are hereby ratified and affirmed in all respects.

                                        CONSENTED AND APPROVED:

                                        NCS REALTY COMPANY



                                        By:______________________________
                                           Name:_________________________
                                           Title:________________________

                                  EXHIBIT 2.05

to that certain Revolving Credit Agreement (as it may be amended, modified or restated, from time to time, the "Agreement") dated as of March 9, 1993 by and among National Convenience Stores Incorporated (the "Borrower"), the Guarantor Subsidiaries parties thereto, the Lenders parties thereto, and NationsBank of Texas, N.A. as Agent for the Lenders (in such capacity, the "Agent")


                          PAYMENT OF NET CASH PROCEEDS
                         AND OTHER INTERCREDITOR FUNDS

1.       Certain Defined Terms.

         1.1 "Credit Agreements" means the Agreement, the Reorganized Credit Facility and the Bank of America Agreement.

         1.2 "Intercreditor Banks" means the Agent, the Lenders, the Banks (as that term is defined in the Reorganized Credit Facility) and Bank of America and "Intercreditor Bank" means any one such bank.

         1.3 "Other Intercreditor Funds" as used herein means monies used or required to be used for making prepayments pursuant to the second sentence of clause (b) of Section 2.05 of the Agreement.

         1.4 Capitalized terms used in this Exhibit 2.05 and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

2.       Obligations of Borrower.

         2.1 The Borrower will deliver notice in writing (the "Borrower Notice") to the Agent (on behalf of the Lenders and the banks parties to the Reorganized Credit Facility) and Bank of America at least five (5) days (or such other time period agreed to by the Borrower and the Agent on behalf of the Lenders and the banks parties to the Reorganized Credit Facility) prior to the date (the "Expected Payment Date") the Borrower reasonably expects to receive, or otherwise have, Net Cash Proceeds or Other Intercreditor Funds (the "Expected Payment") payable to the Intercreditor Banks pursuant to the respective Credit Agreements, setting forth (a) the total amount of the Expected Payment, (b) the date upon which the Borrower reasonably expects to receive or otherwise have the Expected Payment, (c) the source of such Expected Payment, and (d) a determination as to the applicable percentage (the "Estimated Applicable Percentage") of such Expected Payment which should be paid to each Intercreditor Bank pursuant to the terms and conditions of the Intercreditor Agreement.

         2.2 Upon receipt or possession (the "Actual Payment Date") of Net Cash Proceeds or Other Intercreditor Funds (the "Actual Payment") payable to the Intercreditor Banks pursuant to the respective Credit Agreements, the Borrower will reconcile the Actual Payment with the Estimated Payment and will pay the Actual Applicable Percentages (hereinafter defined) of such Actual Payment to each Intercreditor Bank pursuant to the terms of the respective Credit Agreements. In any event, the Borrower shall hold the Actual Payment in a segregated cash collateral account, in trust for the Agent (on behalf of the Lenders and the banks parties to the Reorganized Credit Facility) and Bank of America on terms and conditions satisfactory to the Agent until paid to the Intercreditor Banks in accordance with the terms of the respective Credit Agreements.

         2.3 The "Actual Applicable Percentage" shall be (i) the Estimated Applicable Percentage, if (x) the Agent and Bank of America do not otherwise notify the Borrower on or before the Actual Payment Date, (y) only one Intercreditor Bank notifies the Borrower of changes to the Estimated Applicable Percentage, or (z) the Intercreditor Banks specify inconsistent changes to the Estimated Applicable Percentage that are not reconciled on or before the Actual Payment Date or (ii) the percentage that both the Agent and Bank of America specify to the Borrower on or before the Actual Payment Date, if the Intercreditor Banks specify consistent changes to the Estimated Applicable Percentages. If the Intercreditor Banks disagree (whether before or after the Actual Payment Date) with the Estimated Applicable Percentages and such dispute is not resolved on or before the Actual Payment Date, the Intercreditor Banks shall hold the portion of the Actual Payment received that is in dispute, and shall resolve such dispute, in accordance with the terms of the Intercreditor Agreement.

                                EXHIBIT 6.02(S)


Submitted for the quarter ended ________________________________.

Since March 31, 1993, Special Reserves have been reduced as follows:

                                                                   Amount of             Remaining
                                                                   Reduction*            Balance*
Environmental Reserve (Long Term Portion)                          $                     $
                                                                    ------------          ------------
NMO Reserve                                                        $                     $
                                                                    ------------          ------------
Tax Reserve                                                        $                     $
                                                                    ------------          ------------

                                                     Total         $                     $
                                                                    ------------          ------------

Since March 31, 1993, the corresponding accounting entries to balance the Special Reserve reduction were as follows:

                                                      Cash         $
                                                                    ------------
                         Short Term Environmental Reserves         $
                                                                    ------------
                                                 (specify)         $
                                                                    ------------
                                                 (specify)         $
                                                                    ------------

                                                     Total         $
                                                                    ------------

*All numbers are rounded to the nearest thousand



The Special Reserve Adjustment as of the most recent quarter end (which is equal to the aggregate amount of reduction since March 31, 1993 to Special Reserves which has resulted, directly or indirectly, in an increase to Consolidated Net Worth) is equal to $_______________________.